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                                                                   EXHIBIT 10.17

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Agreement") is made effective as of December 18, 2001 ("Effective Date") by and between Sonicport, Inc., a Nevada corporation (the "Borrower"), and those individuals listed on Exhibit A attached hereto and incorporated herein (collectively "Lenders" or individually a "Lender").

         Lenders previously collectively loaned to Borrower the sum of One Million Seven Hundred Seventy-five Thousand Dollars ($1,775,000) pursuant to those six (6) certain Convertible Promissory Notes listed on Exhibit B attached hereto and incorporated herein (collectively the "Notes" or individually a "Note"). Pursuant to the terms of the Notes and the transactions by which the Notes were issued by Borrower to Lenders, the Notes were to have been secured by a lien upon and security interest in all of the assets of Borrower pursuant to Security Agreements that were to have been executed and delivered by Borrower to each Lender at the time of issuance by Borrower of each Note to a Lender. However, said Security Agreements were inadvertently never delivered by Borrower to the Lenders, and Borrower is, as of the Effective Date, now in payment of certain payments due to Lenders under the Notes, which default constitutes and "Event of Default" as defined in the Notes. In order to (a) satisfy Borrower's obligation to Lenders to execute and deliver to each Lender a Security Agreement granting to each Lender a lien upon and security interest in all of Borrower's assets to secure Borrower's obligations to Lenders under the Notes, and (b) induce Lenders to enter into that certain Forbearance Agreement of even date herewith (the "Forbearance Agreement") and forbear from accelerating all sums due to Lenders under the Notes and pursue other remedies available to Lenders under the Notes as a result of the occurrence of an Event of Default, and (c) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower has agreed to execute and deliver to Lenders this Security Agreement and to pledge and grant to Lenders hereby a security interest in and lien upon the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined) due to Lenders under the Notes, and Lenders have agreed to accept the security interests created by this Agreement. Accordingly, Borrower and Lenders hereby agree as follows:

         Section 1. DEFINITIONS AND INTERPRETATION.

         1.01 CERTAIN DEFINED TERMS. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Notes (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Notes. In addition, the following terms shall have the following meanings under this Agreement:

         "ACCOUNTS" shall have the meaning assigned to that term in Section 2.01(b).

         "BASIC DOCUMENT" shall mean any of the Notes and any other document or instrument evidencing an obligation of Borrower in connection with such Notes.

         "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or hereafter acquired by Borrower, including each Copyright identified in Annex 2.

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         "COPYRIGHTS" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "DOCUMENTS" shall have the meaning assigned to that term in Section 2.01(f).

         "DOMAIN REGISTRATION" shall mean any registration of a second level domain or third level domain in the case of certain foreign domains under the Domain Name System for symbolic addresses as established for usage on the Internet, whether under United States registry or the registry of any other jurisdiction.

         "EQUIPMENT" shall have the meaning assigned to that term in Section 2.01(e).

         "EVENT OF DEFAULT" shall mean the occurrence of any uncured default or failure by Borrower to perform under any Basic Document, any breach of warranty given by Borrower hereunder, following 3 days written notice from Lenders' Agent, any uncured failure on the part of Borrower to perform any obligation under this Security Agreement and/or any uncured failure on the part of Borrower to perform any Secured Obligation.

         "GOVERNMENTAL APPROVAL" shall mean an approval by a Governmental Person, documented as is required by law, or to the extent the form of documentation is not dictated by law, as documented in accordance with prevailing industry practices.

         "GOVERNMENTAL PERSON" shall mean any local, state, or national government or officer or agency thereof.

         "INSTRUMENTS" shall have the meaning assigned to that term in Section 2.01(c).

         "INTELLECTUAL PROPERTY" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Borrower with respect to any of the foregoing, in each case whether now or hereafter owned or used, including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 5;
(c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all Governmental Approvals now held or hereafter obtained by any Borrower in respect of any of the foregoing; and (g) all causes


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of action, claims and warranties now owned or hereafter acquired by Borrower in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Borrower on a worldwide basis.

         "INVENTORY" shall have the meaning assigned to that term in Section 2.01(d).

         "ISSUERS" shall mean, collectively, each Subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by Borrower, including the respective corporations identified in Annex 1 under the caption "ISSUER."

         "LENDERS' AGENT" shall mean Barry Venison when acting for and on behalf of Lenders collectively.

         "PATENT COLLATERAL" shall mean all patents, whether now owned or hereafter acquired by Borrower, including without limitation each Patent identified in Annex 3.

         "PATENTS" shall mean, collectively, (a) all patents and patent applications, including without limitation provisional applications, non-provisional applications and PCT applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

         "PLEDGED STOCK" shall have the meaning assigned to that term in Section 2.01(a).

         "SECURED OBLIGATIONS" shall mean any and all obligations of Borrower under this Agreement and for the performance of its agreements, covenants and undertakings under or in respect of any, some or all of the Notes and any other agreements executed by Borrower in connection with any and all such Notes.

         "STOCK COLLATERAL" shall have the meaning assigned to that term in
Section 2.01(a).

         "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by Borrower, including each Trademark identified in Annex 4. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

         "TRADEMARKS" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due


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or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

         "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in affect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

         1.02 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Basic Document); and references to persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

         Section 2. COLLATERAL.

         2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, Borrower hereby pledges and grants to Lenders a security interest in all of Borrower's right, title and interest in and to the following property, whether now owned or hereafter acquired by Borrower and whether now existing or hereafter coming into existence (collectively, the "COLLATERAL"):

         (a) With respect to any shares of stock held by Borrower,

                  (i) all of the shares of capital stock of the Issuers represented by the respective certificates identified in Annex 1 under the name of such Borrower or held of record for the benefit of Borrower and all other shares of capital stock of whatever class of the Issuers, now owned or hereafter acquired by Borrower, together with in each case the certificates representing the same (collectively, the "PLEDGED STOCK");

                  (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all equity rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

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

                  (iii) without affecting the obligations of Borrower under any provision prohibiting such action under any Basic Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Borrower itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "STOCK COLLATERAL");

         (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of Borrower constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to Borrower in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "ACCOUNTS");

         (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of Borrower evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "INSTRUMENTS");

         (d) all inventory (as defined in the Uniform Commercial Code) and all other goods of Borrower that are held by Borrower for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by Borrower in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "INVENTORY");

         (e) all equipment (as defined in the Uniform Commercial Code) and all other goods of Borrower that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by Borrower in exchange for any such goods, all substances, if any, commingled with or added to much goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

         (f) all documents of title (as defined in the Uniform Commercial Code) or other receipts of Borrower covering, evidencing or representing Inventory or Equipment (collectively, the "DOCUMENTS");

         (g) all contracts and other agreement of Borrower relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of Borrower against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of Borrower, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

         (h) all other accounts or general intangibles of Borrower not constituting Accounts, including, to the extent related to all or any part of the other collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and

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documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower;

         (i) all other tangible and intangible property of Borrower, including all Intellectual Property; and

         (j) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Loss or destruction with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions, for and replacements of all or any part of the other Collateral.

         2.02 INTELLECTUAL PROPERTY. For the purpose of enabling the Lenders to exercise their rights, remedies, powers and privileges under Section 6 at such time or times as the Lenders shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, Borrower hereby grants to Lenders, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the Intellectual Property of Borrower, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

         2.03 PERFECTION. Concurrently with the execution and delivery of this Agreement, as may be necessary and to the extent reasonably requested by Lenders, Borrower shall (i) file such financing statements and other documents in such offices to perfect and establish the priority of the Liens granted by this Agreement, (ii) deliver and pledge to the Lenders' Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may request, (iii) deliver to Lenders' Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (iv) take all such other actions as shall be necessary or as Lenders' Agent may request, to perfect and establish the priority of the Liens granted by this Agreement.

         2.04 PRESERVATION AND PROTECTION OF SECURITY INTERESTS. Upon Lenders' Agent's request, Borrower shall:

         (a) upon the acquisition by Borrower of any Stock Collateral after the Effective Date promptly either (x) transfer and deliver to Lenders' Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as Lenders shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Stock Collateral;

         (b) upon the acquisition by Borrower of any Instrument after the Effective Date promptly deliver and pledge to Lenders' Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Lenders may request:

         (c) upon the acquisition after the Effective Date by Borrower of any Equipment covered by a certificate of title or ownership, promptly cause Lenders' Agent to be listed as the


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lienholder on such certificate of title and within 120 days of the acquisition of such Equipment deliver evidence of the same to Lenders' Agent;

         (d) upon Borrower's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to Borrower's filing, either directly or through any agent, licensee or other designee, of any application with any Governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Effective Date, execute and deliver such contracts, agreements and other instruments as Lenders may request to evidence, validate, perfect and establish the priority of the Liens granted by this Agreement in such and any related Intellectual Property and, if requested by Lenders' Agent, amend Annexes 2, 3 or 4 (as the case may be) to reflect the inclusion of any such Intellectual Property as part of the Collateral (it being understood that the failure to amend any such Annex shall not affect the Liens granted by this Agreement on any such Intellectual Property); and

         (e) give, execute, deliver, file or reword any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as Lenders' Agent may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority (subject only to such permitted Liens) of, the Liens granted by this Agreement or to enable Lenders to exercise and enforce Lenders' rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Stock Collateral to be transferred of record into the name of Lenders' Agent or its nominee, PROVIDED that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 3.02.

         2.05 ATTORNEY-IN-FACT. Upon the occurrence of an Event of Default:

         (a) Subject to the rights of Borrower under Sections 2.06, 2.07, 2.08 and 2.09, Lenders are each hereby appointed the attorney-in-fact of Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority or the Liens granted by this Agreement and to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lenders shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default to (i) ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause
(i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) file any claims or take any action or proceeding that Lenders' Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) execute, in connection with any sale or disposition of the Collateral under Section 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

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         (b) Without limiting the rights and powers of Lenders under Section
2.05(a), if Lenders are unable for any reason to secure Borrower's signature for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by Section 2.04(d), Borrower hereby appoints each Lender as its attorney-in-fact, effective the Effective Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by
Section 2.04(e). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

         2.06 SPECIAL PROVISIONS RELATING TO STOCK COLLATERAL.

         (a) So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Basic Document, PROVIDED that Borrower agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Basic Document; and Lenders' Agent shall, at Borrower's expense, execute and deliver to Borrower or cause to be executed and delivered to Borrower all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as Borrower may reasonably request for the purpose of enabling Borrower to exercise its rights and powers which it is entitled to exercise pursuant to this Section 2.06(a).

         (b) So long as no Event of Default shall have occurred and be continuing, Borrower shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

         (c) If any Event of Default shall have occurred and be continuing, and whether or not Lenders exercise any available right to declare any Secured Obligation due and payable or seek or pursues any other right, remedy, power or privilege available to them under applicable law, this Agreement or any other Basic Document, all dividends and other distributions on the Stock Collateral shall be paid directly to Lenders' Agent and retained in a segregated account as part of the Stock Collateral, subject to the terms of this Agreement, and, if Lenders' Agent shall so request, Borrower agrees to execute and deliver to Lenders and Lenders' Agent appropriate additional dividend, distribution and other orders and instruments to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution paid to Lenders prior to such cure shall, upon request of Borrower (except to the extent applied to the Secured Obligations), be returned by Lenders to Borrower.

         2.07 USE OF INTELLECTUAL PROPERTY. Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, Borrower will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of Borrower. In furtherance of the foregoing, so long as no Event of Default shall have occurred and he continuing, Lenders shall from time to time, upon the request of, and at the expense of, Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, which Borrower shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 5 by Lenders shall not terminate the rights of the holders of any

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licenses or sublicenses theretofore granted by Borrower in accordance with the first sentence of this Section 2.07.

         2.08 INSTRUMENTS. So long as no Event of Default shall have occurred and be continuing, Borrower may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and Lenders shall, promptly upon the request of, and at the expense of, Borrower, make appropriate arrangements for making any Instruments pledged by Borrower available to Borrower for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by Lenders, against a trust receipt or like document.

         2.09 USE OF COLLATERAL. So long as no Event of Default shall have occurred and be continuing, Borrower shall, in addition to its rights contemplated under Sections 2.06, 2.07 and 2.08 in respect of the Collateral, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and Governmental Approvals, subject to the rights, remedies, powers and privileges of Lenders and Lenders' Agent under Sections 3 and 6 and to such use, possession or exercise not otherwise constituting a Default.

         2.10 RIGHTS AND OBLIGATIONS.

         (a) Borrower shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by Lenders of any right, remedy, power or privilege in respect of this Agreement shall not release Borrower from any of its duties and obligations under such contracts and agreements. Neither Lenders nor Lenders' Agent shall have any duty, obligation or liability under such contracts and agreements or in respect to any Governmental Approval included in the Collateral by reason of this Agreement or any other Basic Document, nor shall Lenders or Lenders' Agent be obligated to perform any of the duties or obligations of Borrower under any such contract or agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Approval.

         (b) No Lien granted by this Agreement in Borrower's right, title and interest in any contract, agreement or Governmental Approval shall be deemed to be a consent by Lenders to any such contract, agreement or Governmental Approval.

         (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Borrower to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Basic Document.

         (d) Neither Lenders nor Lenders' Agent shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

         2.11 TERMINATION. When all Secured Obligations shall have been satisfied in full and the commitments shall have expired or been terminated, this Agreement shall terminate, Lenders and Lenders' Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining

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Collateral and money received in prospect of the Collateral, to or on the order of Borrower and to be released, canceled and granted back all license and rights referred to in Section 2.02. Lenders and Lenders' Agent shall also execute and deliver to Borrower upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by Borrower to effect the termination and release of the Liens granted by this Agreement on the Collateral.

         Section 3. REPRESENTATIONS AND WARRANTIES.

         As of the Effective Date, Borrower represents and warrants to Lenders as follows:

         3.01 TITLE. Borrower is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens (and, with respect to the Stock Collateral, of any equity rights in favor of any other Person). Upon their filing or transfer of possession to Lenders or Lenders' Agent, the Liens granted by this Agreement in favor of the Lenders will attach and constitute a perfected security interest in all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other Liens.

         3.02 PLEDGED STOCK.

         (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock.

         (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by Borrower on the Effective Date (whether or not registered in the name of Borrower), and Annex 1 correctly identifies, as at the Effective Date, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of (and registered owners of) the shares evidenced by each such certificate.

         3.03 INTELLECTUAL PROPERTY.

         (a) Annex 2 attached hereto and incorporated herein set forth completely and correctly all Copyrights, Patents and Trademarks owned by Borrower on the Effective Date; except pursuant to licenses and other user agreements entered into by Borrower in the ordinary course of business and listed in Annex 3, Borrower owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Annex 2; all registrations listed in Annex 2 are valid and in full force and effect; and, except as may be set forth in Annex 3, Borrower owns and possesses the right to use all Copyrights, Patents and Trademarks listed in Annex 2.

         (b) Annex 3 sets forth completely and correctly all licensee and other user agreements included in the Intellectual Property on the Effective Date;

         (c) To Borrower's knowledge, (i) except as set forth in Annex 3, there is no violation by others of any right of Borrower with respect to any Copyright, Patent or Trademark listed in Annex 2 and (ii) Borrower is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted are pending against Borrower or, to Borrower's knowledge, have been threatened against, and no claim has been received by, Borrower, alleging any such violation, except as may be set forth in Annex 3.

         (d) Borrower does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

         Section 4. COVENANTS.

         4.01 BOOKS AND RECORDS. Borrower shall:

         (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as Lenders may reasonably require in order to reflect the Liens granted by this Agreement;

         (b) furnish to Lenders' Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly), statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as Lenders may reasonably request, all in reasonable detail;

         (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to Lenders' Agent prompt notice of such proposed filing; and

         (d) permit representatives of Lenders, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of Lenders to be present at Borrower's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by Borrower with respect to the Collateral, all in such manner as the Lenders may request.

         4.02 REMOVALS, ETC. Without at least 30 days' prior written notice to Lenders' Agent, Borrower shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address initially indicated for notices to it under
Section 6, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

         4.03 SALES AND OTHER LIENS. Without the prior written consent of Lenders, Borrower shall not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which Lenders are not named as the secured parties for Lenders' benefit alone.

         4.04 STOCK COLLATERAL. Borrower will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. Borrower shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral.

         4.05 INTELLECTUAL PROPERTY.

         (a) Borrower (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

         (b) Borrower (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

         (c) Borrower shall notify Lenders' Agent immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any Governmental Person) regarding Borrower's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

         (d) Borrower will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate Governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

         (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, Borrower shall notify Lenders' Agent within (10) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution; seek temporary restraints and preliminary injunctive relief to the extent practicable; seek to recover any and all damages for such infringement, misappropriation or dilution; and take such other notions as are appropriate under the circumstances to protect such Collateral.

         (f) Borrower shall, through counsel acceptable to Lenders, prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement; make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks, and preserve and maintain all rights in applications for any Intellectual Property; PROVIDED, HOWEVER, that Borrower shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Borrower. Any expenses incurred in connection with such an application shall be borne by Borrower. Borrower shall not abandon any right to file a application for any Intellectual Property or any such pending application in the United States without the consent of Lenders, which consent shall not be unreasonably withheld.

         (g) Lenders shall have the right, but shall in no way be obligated, to bring suit in Lenders own name(s) or the name(s) of its designee(s) to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event Borrower shall, at the request of Lenders, do any and all lawful acts and execute and deliver any and all proper documents required by Lenders in aid of such enforcement action.

         4.06 FURTHER ASSURANCES. Borrower agrees that, from time to time upon the written request of Lenders' Agent, Borrower will execute and deliver such further documents and do such other acts and things as Lenders may reasonably request in order to fully effect the purposes of this Agreement.

         Section 5. REMEDIES.

         5.01 EVENTS OF DEFAULT, ETC. If any Event of Default shall have occurred and be continuing:

         (a) Lenders in their discretion may require Borrower to, and Borrower shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Lenders and Borrower, and designated in Lenders' request;

         (b) Lenders in their discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

         (c) Lenders in their discretion may, in their name(s) or in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

         (d) Lenders in their discretion may, upon ten (10) business days' prior written notice to Borrower of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of Lenders or any of their agents, pursuant to any right hereunder, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as Lenders reasonably deem best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and Lenders or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Borrower, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and Borrower shall supply to Lenders or their designee, for inclusion in such sale, assignment or other disposition, all Intellectual property relating to such Trademark Collateral. Lenders or their designee(s) may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

         (e) Lenders shall have, and in their discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privilege are asserted) and such additional rights, remedies, powers and privilege to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lenders or their agents were the sole and absolute owner or the Collateral (and Borrower agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 and of the exercise of the license granted to Lenders in Section 2.02 shall be applied in accordance with Section 5.04.

         5.02 DEFICIENCY. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 and of the exercise of the license granted by Lenders in Section 2.02 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, Borrower shall remain liable for any deficiency.

         5.03 PRIVATE SALE.

         (a) Lenders shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. Borrower hereby waives any claims against Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Lenders accept the first offer received and does not offer the Collateral to more than one offeree.

         (b) Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, Lenders and Lenders' Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Lenders than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Lenders and Lenders' Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.

         5.04 APPLICATION OF PROCEEDS. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01 or of the exercise of the license granted in Section 2.02, and any other cash at the time held by the Lenders or Lenders' Agent under this Section 5, shall be applied by the Lenders;

         FIRST, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Lenders and Lenders' Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by Lenders and Lenders' Agent in that connection;

         NEXT, to the payment in full of the remaining Secured Obligations in such manner as Lenders may determine; and

         FINALLY, to the payment to Borrower, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

         As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to Borrower or any issuer of, or account debtor or other Borrower on, any of the Collateral.

         Section 6. MISCELLANEOUS.

         6.01 WAIVER. No failure on the part of Lenders or Lenders' Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         6.02 NOTICES. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party.

         Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 6.02:

         to Borrower:                  SONICPORT, INC.
                                       21621 Nordoff Street
                                       Chatsworth, CA 91311
                                       Attn: Richard Shaprio

         To Lenders Agent:             BARRY VENISON
                                       Green Lawns
                                       Copse Lane
                                       Chilworth
                                       Southampton
                                       Hampshire
                                       5016 7JY

         w/ copy to:                   Daniel M. Grigsby, Esq.
                                       Arnold & Porter
                                       1900 Avenue of the Stars, 17th Floor
                                       Los Angeles, CA 90067

         To Lenders:                   To each and every Lender individually at
                                       its respective address as it appears in
                                       Exhibit A hereto.

         w/ copy to:                   Daniel M. Grigsby, Esq.
                                       1900 Avenue of the Stars, 17th Floor
                                       Los Angeles, CA 90067

         6.03 EXPENSES, ETC. Borrower agrees to pay or to reimburse Lenders and Lenders' Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by Lenders and Lenders' Agent in any effort to enforce any of the provisions of this Agreement or any of the obligations of Borrower in respect of the Collateral or in connection with the preservation of the Lien of, or the rights of Lenders and Lenders' Agent, under this Agreement or with any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

         6.04 AMENDMENTS, ETC. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by Borrower and all of the Lenders. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Lenders, each holder of any of the Secured Obligations and Borrower, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

         6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Lenders, Lenders' Agent, and each holder of any of the Secured Obligations and their respective successors and permitted assigns. Borrower shall not assign or transfer its rights under this Agreement without the prior written consent of Lenders. Any purported assignment not complying with this paragraph shall be void.

         6.06 SURVIVAL. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

         6.07 AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

         6.08 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.09 CAPTIONS. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

         6.11 GOVERNING LAWS SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         6.12 WAIVER OF JURY TRIAL. BORROWER AND LENDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          BORROWER:

                                          SONICPORT, INC.


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------



                                          LENDERS:


                                          --------------------------------------
                                          BRAD FRIEDEL



                                          --------------------------------------
                                          JOHN CHARLES BRYAN BARNES



                                          --------------------------------------
                                          DARREN MICHAEL BRIDGE



                                          --------------------------------------
                                          BARRY VENISON